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                                                                    EXHIBIT 15.2

21 June 2005

Linktone Ltd.
5th Floor, Eastern Tower
689 Beijing Dong Road
Shanghai
People's Republic of China 200001

Dear Sirs,

We consent to the reference to our firm under the heading "Enforcement of Civil Liabilities" in the annual report on Form 20-F for the fiscal year ended December 31, 2004 of Linktone Ltd. to be filed with the Securities and Exchange Commission in the month of June 2005.

Yours faithfully,

/s/ Maples and Calder

Maples and Calder

                                                               MAPLES AND CALDER
                                                                     [ILLEGIBLE]